UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 17, 2013

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

399 Park Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

399 Park Avenue, New York, New York 10022

(Address of principal executive offices) (Zip Code)

(212) 559-1000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Citigroup Inc.

Current Report on Form 8-K

Item 8.01 Other Events.

On April 17, 2013, Citigroup Inc. announced that it will be offering to purchase certain of its outstanding subordinated notes from holders located or resident outside the United States. The offer is expected to be open until 4:00 p.m. (London time) on May 2, 2013. Secondary market prices for the notes may be affected during the offer period.

The subordinated notes that are subject to the offer are as follows:

Title	ISIN
EUR 800,000,000 3.625% Fixed Rate/Floating Rate Callable Subordinated Notes due November 2017	XS0236075908

EUR 1.250,000,000 4.25% Fixed Rate/Floating Rate Callable Subordinated Notes due February 2030	XS0213026197

The offers are not being made, and will not be made, directly or indirectly, in or into the United States, including its territories and possessions (Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands), any state of the United States of America and the District of Columbia. The notes may not be tendered in the offers by any such use, means, instrumentality or facility from or within the United States or by persons located or resident in the United States.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 17, 2013	CITIGROUP INC.

By:/s/ Michael J. Tarpley
Name: Michael J. Tarpley
Title: Assistant Secretary